Exhibit 99.1

Selected Financial Data set forth in this Exhibit 99.1 has been revised from the Selected Financial Data included in Item 6 to AirTran Holdings Inc. Annual Report on Form 10-K for the year ended December 31, 2008 to reflect the retroactive application of our adoption of Financial Accounting Standards Board (FASB) Staff Position APB 14-1 (FSP 14-1), Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).

SELECTED FINANCIAL DATA WITH RETROACTIVE APPLICATION OF FSP 14-1

The following financial information, for the five years ended December 31, 2008, has been derived from our Consolidated Financial Statements, as adjusted for the impact of adopting FSP 14-1. This information should be read in conjunction with the Consolidated Financial Statements and related notes thereto and management’s discussion and analysis of financial condition and results of operations included in the attached exhibits 99.2 and 99.3. No cash dividends per common share were declared during the five years ended December 31, 2008.

Financial Data:
(in thousands, except per share data)
	2008		2007		2006		2005		2004
Operating revenues	$2,552,478		$2,309,983		$1,892,083		$1,449,700		$1,040,994
Operating income (loss)	(75,821)	(13)	142,646	(15)	40,294		22,646		29,073
Net income (loss)	$(266,334)	(14)	$50,545	(16)	$14,494		$9,320		$10,947		(17)
Earnings (loss) per common share:
Basic	$(2.44)		$0.55		$0.16		$0.11		$0.13
Diluted	(2.44)		0.54		0.16		0.1		0.12
Total assets at year-end	$2,085,262		$2,071,784		$1,616,159		$1,160,483		$895,743
Long-term debt and capital lease obligations including current maturities at year-end	$1,014,056		$1,037,246		$784,093		$440,091		$276,731

Operating Data:
Revenue passengers	24,619,120		23,780,058		20,051,219		16,638,214		13,170,230
Revenue passenger miles (RPM) (000s)(1)	18,955,843		17,297,724		13,836,378		11,301,534		8,479,262
Available seat miles (ASM) (000s)(2)	23,809,190		22,692,355		19,007,416		15,369,505		11,977,443
Passenger load factor(3)	79.6%		76.2%		72.8%		73.5%		70.8%
Break-even load factor(4)	89.6%		73.3%		71.8%		72.7%		69.5%
Average fare, excluding transportation taxes(5)	$98.04		$92.47		$90.51		$83.93		$76.30
Average yield per RPM(6)	12.73 ¢		12.71	¢	13.12	¢	12.36	¢	11.85	¢
Passenger revenue per ASM (RASM)(7)	10.14 ¢		9.69	¢	9.55	¢	9.09	¢	8.39	¢
Total revenue per ASM(8)	10.72 ¢		10.18	¢	9.95	¢	9.43	¢	8.69	¢
Operating cost per ASM (CASM)(9)	11.04 ¢		9.55	¢	9.74	¢	9.28	¢	8.45	¢
Gallons of fuel consumed (000’s)	367,169		359,759		310,926		255,643		205,927
Average stage length (miles) (10)	728		695		652		651		628
Average passenger length of haul(11)	770		727		690		679		644
Average cost of aircraft fuel per gallon, including fuel taxes and into-plane fees	$3.25		$2.23		$2.17		$1.81		$1.22
Average daily utilization (hours: minutes) (12)	11:00		11:00		11:06		11:00		10:54
Number of operating aircraft in fleet at end of year	136		137		127		105		87

Note: All monetary amounts listed below are pre-tax.
(1)	The number of scheduled revenue miles flown by passengers
(2)	The number of seats available for passengers multiplied by the number of miles the seats are flown
(3)	The percentage of aircraft seating capacity that is actually utilized (RPMs divided by ASMs)
(4)	The percentage of seats that must be occupied by revenue passengers in order for us to break even on a pre-tax income basis
(5)	Passenger revenue divided by total passengers
(6)	The average amount one passenger pays to fly one mile
(7)	Passenger revenue divided by ASMs
(8)	Total revenue divided by ASMs
(9)	Operating expenses divided by ASMs
(10)	Total aircraft miles flown divided by departures
(11)	RPMs divided by revenue passengers
(12)	The average amount of time per day that an aircraft flown is operated in revenue service
(13)
Includes an operating expense reduction of $20.0 million related to the gain on sale of assets, principally gains on the sale of aircraft, and an operating expense of $8.4 million related to an impairment of goodwill

(14)
Includes an operating expense reduction of $20.0 million related to the gain on sale of assets, principally gains on the sale of aircraft, an operating expense of $8.4 million related to an impairment of goodwill, and a non-operating expense of $150.8 million related to losses on fuel derivative instruments

(15)	Includes an operating expense reduction of $5.3 million related to the gain on the sale of two B737 aircraft
(16)
Includes an operating expense reduction of $5.3 million related to the gain on the sale of two B737 aircraft and non-operating expense of $10.7 million related to costs associated with the proposed acquisition of Midwest Air Group, Inc. (Midwest), including exchange offer expenses

(17)
Includes a $1.3 million benefit related to our unsuccessful bid for certain leased gates and other assets of another airline at Chicago-Midway airport and $1.5 million of additional fuel expense related to prior periods

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